UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 10, 2013, Cardinal Ethanol, LLC ("Cardinal") and its primary lender, First National Bank of Omaha ("Lender"), entered into a First Amended and Restated Construction Loan Agreement (the "Amendment") that amends and replaces the Construction Loan Agreement originally dated December 19, 2006. The Amendment establishes two new revolving loans, the Declining Revolving Note ("Declining Note") and the Revolving Credit Note ("Revolving Note"). In exchange, Cardinal executed a mortgage on all real property and granted a security interest in all other assets, both tangible and intangible, which include, among other things, the granting of a security interest in commodity trading accounts and assignment of material contracts.

The Declining Note has an initial principal balance of $28,889,410.44. It replaces a term loan that had been established by the Construction Loan Agreement and which had a principal balance of $28,889,410.44 at June 10, 2013. An interest rate swap was previously associated with that term loan that effectively set the interest rate at 8.11% per year and was scheduled to terminate on April 8, 2014. The Declining Note incorporates the interest rate swap and interest on the Declining Note will be fixed at an annual rate of 8.11% until the expiration of the interest rate swap at April 8, 2014, after which new terms will apply.

The maximum availability on the Declining Note at April 8, 2014 will be $25,083,737.34 which will thereafter decrease by $929,027.31 on a quarterly basis. Cardinal shall repay principal in excess of the maximum availability. Beginning on April 8, 2014, the Declining Note will accrue interest at the rate of the three month LIBOR plus three percent. The Declining Note is scheduled to mature on January 8, 2021. The Amendment requires excess cash flow prepayments annually if certain levels of earnings before interest, taxes, depreciation and amortization are achieved and allows prepayment.

The Revolving Note has a maximum availability of $15,000,000 supported by a borrowing base made up of corn, ethanol, dried distillers grain and corn oil inventories reduced by accounts payable associated with those inventories having a priority over Lender. It is also supported by the eligible accounts receivable and commodity trading account excess margin funds. The Revolving Note accrues interest at the rate of the one month LIBOR plus three percent. The maturity date of the Revolving Note is June 11, 2014. Cardinal has no amounts outstanding on the Revolving Note as of June 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: June 13, 2013	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)